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                                                                   EXHIBIT 10.20


AGREEMENT dated January __, 2001, between ReTrac Medical, Inc. (the "Company"), and Mr. George Wilson (the "Advisory Board Member").


                                    RECITALS


The Company is currently in the process of developing its business and requires certain knowledge and experience to assist and guide the Company in its growth and strategy.


Mr. Wilson has the knowledge and extensive experience the Company requires.


The Company desires to have Mr. Wilson assume the role of member of the Financial Advisory Board to assist and guide the Company in developing its business, growth and strategy for a maximum period of three years.


Mr. Wilson for certain consideration hereinafter defined, accepts the position of Advisory Board Member of the Financial Advisory Board for a three year period.


NOW THEREFORE subject to ratification by the Board of Directors, and any amendments to the by-laws that may be required, the parties hereto agree as follows.


1. POSITION.


Mr. Wilson shall assume the role of member of the Financial Advisory Board.


2. TERM.


The term of this Agreement shall begin on January, 2001, the effective date, and shall terminate on January, 2004.


3. DUTIES.


The Advisory Board Member shall devote a sufficient amount of his time and attention to the Company`s business and shall be available to the management of the Company to assist and guide the Company in its growth and strategy.

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4. COMPENSATION.


The Advisory Board Member shall receive no compensation for his services as Advisory Board Member.


5. STOCK.


As a one-time consideration for the signing of this agreement the Company agrees to issue the Advisory Board Member twenty-five thousand (25,000) shares of the Company's common stock. Such stock shall be, and is, separate and apart from any other stock issued, or to be issued, the Advisory Board Member under any other agreement. The Advisory Board Member shall execute the Acknowledgment of Stock Restriction attached hereto as Exhibit A.


6. EXPENSES.


The Advisory Board Member may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel, and similar items. The Company will reimburse the Advisory Board Member for all such expenses upon periodic presentation of an itemized account of such expenditures.


7. TERMINATION.


The Advisory Board Member may, without cause, terminate this Agreement by giving 60 days written notice to the Company of such termination or resignation of his position. In such event, the Advisory Board Member shall continue to render his services up to the date of termination or resignation.


8. INDEMNITY.


The Company hereby agrees to hold the Advisory Board Member harmless for any and all liabilities that may arise from the actions of the Company prior to the effective date of this agreement.


9. NOTICES.


Any notice required or desired to be given under this Agreement shall be deemed given if in writing and sent by certified mail, return receipt requested, to:

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The Advisory Board Member at

Mr. George Wilson
821 5th Avenue South
Naples, FL 34102




The Company at

ReTrac Medical, Inc.
22 South Main Street
New City, NY 10956
Attn:  Thomas Sassone


10. WAIVER OF BREACH.


The Company's waiver of a breach of any provision of this Agreement by the Advisory Board Member shall not operate or be construed as a waiver of any subsequent breach by the Advisory Board Member. No waiver shall be valid unless in writing and signed by an authorized officer of the Company.


11. ASSIGNMENT.


The Advisory Board Member acknowledges that his services are unique and personal. Accordingly, the Advisory Board Member may not assign his rights or delegate his duties or obligations under this Agreement. The Company's rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the Company's successors and assigns.


12. ENTIRE AGREEMENT.


This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.


13. HEADINGS.


Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

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14. COUNTERPARTS.


This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


In witness whereof the parties have executed this Agreement on the ___ day of January, 2001.


The Advisory Board Member


/S/ George Wilson
-----------------
George Wilson


ReTrac Medical, Inc., by


/S/ Thomas Sassone
------------------
Thomas Sassone, President/CEO

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                       ACKNOWLEDGMENT OF STOCK RESTRICTION
                       -----------------------------------


The Shares to be issued in accordance with the agreement of date January __, 2001, between ReTrac Medical, Inc. and George Wilson will not have been registered under the Securities Act of 1933, as amended, or registered or qualified under any state securities laws, and as such, the Shares are and will be restricted securities as such term is defined under the Securities Act of 1933, and the Shares will be issued in a transaction exempt from the registration requirements of the 1933 Act and the registration or qualification requirements of applicable state securities laws. The Shares will be and will have been acquired by George Wilson for investment purposes only and not with a view to distribution or resale and may not be made subject to a security interest, pledge, hypothecated, sold or otherwise transferred unless such Shares are subsequently registered in accordance with the 1933 Act and qualified or registered under applicable state securities laws or an exemption from registration and qualification is available, and that, except as otherwise provided in this Agreement, the Company is under no obligation to register or qualify the Shares. The Company may require an opinion of it counsel prior to authorizing the registration of any transfer of the Shares in reliance on an exemption from registration or qualification to the effect that the transfer is exempt from such registration or qualification. Certificates evidencing the Shares shall bear a standard form Securities and Exchange Commission restrictive legend and any such other legends as required by applicable federal and state laws, and the transfer agent for the Company's class of Common Shares shall be instructed to place a stop transfer order on the stock books of the Company restricting the transfer of the Shares.


George Wilson represents and warrants that he agrees to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of the Shares with federal and state laws or the enforce the intent of the agreement.


Dated:   January   , 2001


/S/ George Wilson
-----------------
George Wilson